Exhibit 23.4

June 23, 2021

XPeng, Inc.

c/o Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

RE: Consent of IHS Markit

Dear Sirs:

We understand that XPeng, Inc. (the “Company”) is filing a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) which contains certain business and market information (the “Prospectus”) to support a global offering of securities by the Company (the “Offering”).

We hereby consent to the references to our name (including our marketing name “IHS Markit”) and the inclusion of information, data and statements from our Automotive Light Vehicle Sales, Intelligent Technology Features Penetration, Key Drivers for China’s EV Market Growth, Competitive Landscape in China, and Automotive EV Consumer Profiling information (the “Data”), as well as the citation of the Data, (i) in the Registration Statement and any amendments thereto, (ii) in the Prospectus, any amendments thereto, and any final or definitive versions thereof, (iii) in any written correspondences with the SEC, (iv) in any other future filings with the SEC by the Company that include the information, data and statements from the Data as a result of using the Data to support the Offering including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings provided that the filings are made no later than 15 months from the date hereof (collectively, the “SEC Filings”).

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

On behalf of

IHS Global, Inc.

/s/ Michael Robinet
Name: Michael Robinet
Title: Executive Director